Republic of Botswana

PROSPECTING LICENCE

CERTIFIED TRUE COPY

in favour of

N Narasimhan
N NARASIMHAN
COMMISSIONER OF OATHS
CERTIFIED PUBLIC ACCOUNTANT
P.O. BOX 1308, GABORONE
TEL: 3912983 FAX: 3972357
BIA MEMBERSHIP NO: 98/ 111

BONNYRIDGE (PTY) LTD

PROSPECTING LICENCE NO. 701 /2009

Certified True Copy
Grant Thornton Business Services (Pty) Ltd
P.O. Box 1157
Plot 50370, Fairgrounds Gaborone
Tel: 3952313 Fax: 3972357

REPUBLIC OF BOTSWANA

Form II

Prospecting License No.**701/2009**

Issued in terms of section 16 of the Mines and Minerals Act.

WHEREAS **Bonnyridge (Pty) Ltd** a company incorporated under the laws of **Republic of Botswana** (hereinafter referred to as "the holder") has made application for the right to prospect for **metals** on land to which the Republic of Botswana holds mineral rights.

AND WHEREAS provision is made under section 14 of the Act for the conferring of such rights by means of a prospecting license:

NOW THEREFORE the Minister hereby grants to the holder the exclusive right to prospect for **metals** in the license area for a period of **3** years commencing on **01 October 2009** and ending on **30 September 2012.**

1. The License area shall be the area shown on the map annexed hereto in extent of **nine hundred and ninety two point two square kilometers** (**992.2 km^2**), located in **Ngamiland/Gantsi** district(s) and more fully described in Annexure I hereto; and as reduced from time to time in accordance with the provisions of the Act.

ANNEXURE I

The license area is **nine hundred and ninety two point two square kilometers (992.2 km^2)** defined by boundary lines, which shall be straight unless otherwise stated, joining successive points at the following coordinates:

Point	Longitude (East)	Latitude (South)
A	21.111290	-20.816090
B	21.258420	-20.744740
C	21.558950	-21.035490
D	21.473770	-21.059740
E	21.401720	-21.164520
F	21.336670	-21.166290

Area = 992.2 km^2

Certified True Copy

Grant Thornton Business Services (Pty) Ltd
P.O. Box 1157
Plot 50370, Fairgrounds Gaborone
Tel: 3952313 Fax: 3972357


20
20
21
21
21
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-20
-20
-21
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PL701/2009
A
B
C
D
E
F
Qabo
Groote Laagte
Dekar
Ghanzi GHANZI
Bonnyridge (Pty) Ltd
Prospecting Licence No.701/2009
Area of Licence
towns
villages
rivers
border
roads
Other licences
7.5 3.75 0 7.5 15 22.5 30
Kilometers
N
Geographic Coordinate System
Datum: WGS 1984

Certified True Copy

Grant Thornton Business Services
(Pty) Ltd
P.O. Box 1157
Plot 50370, Fairgrounds Gaborone
Tel: 3952313 Fax: 3972357

ANNEXURE II

Programme	Minimum Expenditure
Year 1 **i. Detailed interpretation of national airborne magnetic data.** **ii. Review available technical data from previous exploration work.** **iii. Regional soil sampling on 0.5 x 1 km grid over airborne magnetic targets and elsewhere where appropriate.** **iv. Chemical analysis of samples.** **v. Review of data.**	**One Hundred Thousand Pula** **(BWP 100, 000.00)**
Year 2 **vi. Percussion drilling through Kalahari cover to basement to test geochemical and airborne magnetic anomalies.** **vii. Additional geochemical soil sampling over new identified targets.**	**Three Hundred Thousand Pula** **(BWP 300, 000.00)**
Year 3 **viii. Diamond drilling programme to commence resource definition for copper and precious metals.** **ix. Analysis of drill samples, data evaluation and reporting.**	**Six Hundred Thousand Pula** **(BWP 600, 000.00)**

Certified True Copy

Grant Thornton Business Services (Pty) Ltd
P.O. Box 1157
Plot 50370, Fairgrounds Gaborone
Tel: 3952313 Fax: 3972357